Exhibit 10.41

PUGET SOUND ENERGY, INC.

DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated

Effective January 1, 2009

TABLE OF CONTENTS
PURPOSE

1.	DEFINITIONS

2.	ENROLLMENT, PARTICIPATION

2.1	Enrollment Requirements

2.2	Participation

3.	DEFERRAL ELECTIONS; COMPANY CONTRIBUTIONS

3.1	Election to Defer

3.2	Withholding of Annual Deferral Amounts

4.	VESTING; CREDITING; TAXES

4.1	Vesting

4.2	Crediting or Debiting of Account Balances

(a)	Selection of Measurement Funds

(b)	Measurement Funds

(c)	Crediting or Debiting Method; Form and Amount of Payment

(d)	No Actual Investment

4.3	Self-Employment and Other Taxes

4.4	Withholding

5.	INTERIM PAYMENTS; UNFORESEEABLE FINANCIAL EMERGENCIES

5.1	Interim Payments

5.2	Other Benefits Take Precedence over Interim Payments

5.3	Payments and Cancellations for Unforeseeable Financial Emergencies

6.	RETIREMENT BENEFIT

6.1	Retirement Benefit

6.2	Payment of Retirement Benefit

6.3	Death Prior to Completion of Retirement Benefit

7.	DEATH PRIOR TO RETIREMENT

7.1	Pre-Retirement Survivor Benefit

7.2	Payment of Pre-Retirement Survivor Benefit

8.	DISABILITY

9.	DIRECTOR STOCK PLAN DEFERRAL ACCOUNT BENEFIT

9.1	Director Stock Plan Deferral Account Benefit

9.2	Payment of Director Stock Plan Deferral Account Benefit

9.3	Death Prior to Completion of Director Stock Plan Deferral Account Benefit

10.	BENEFICIARY DESIGNATION

10.1	Beneficiary

10.2	Change; Spousal Consent

10.3	No Beneficiary Designation

10.4	Doubt as to Beneficiary

10.5	Discharge of Obligations

11.	TERMINATION, AMENDMENT OR MODIFICATION

11.1	Termination

11.2	Amendment

11.3	Effect of Payment

12.	ADMINISTRATION

12.1	Committee Duties

12.2	Administrative Committee; Agents

12.3	Binding Effect of Decisions

12.4	Indemnity of Committee and Administrative Committee

13.	CLAIMS PROCEDURES

13.1	Presentation of Claim

13.2	Notification of Decision

13.3	Legal Action

14.	TRUST

14.1	Establishment of the Trust

14.2	Relationship of the Plan and the Trust

14.3	Distributions from the Trust

15.	MISCELLANEOUS

15.1	Status of Plan

15.2	Unsecured General Creditor

15.3	Company's Liability

15.4	Nonassignability

15.5	Furnishing Information

15.6	Captions

15.7	Governing Law

15.8	Notice

15.9	Successors

15.10	Validity

15.11	Incompetence

15.12	Court Order

15.13	Insurance

15.14	Compliance with Code Section 409A

PUGET SOUND ENERGY, INC.

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective January 1, 2009

PURPOSE

The growth and success of Puget Sound Energy, Inc. (the "Company") depends on its ability to attract and retain the services of Directors of the highest competence, and to provide incentives that motivate the continued and effective service and contributions of such Directors.  The purpose of this Plan is to advance the interests of the Company and its shareholders through a deferred compensation program designed to attract, motivate and retain such non-employee Directors.  This Plan shall be unfunded for tax purposes.

This Plan was originally effective June 16, 1997 and was most recently amended and restated effective October 1, 2000.  This amendment and restatement is effective for all amounts deferred on or after January 1, 2005 that remain unpaid as of January 1, 2009.  All amounts earned and vested as of December 31, 2004 (including with respect to the Director Stock Plan Deferral Account) shall continue to be governed by the terms of the Plan in place as of December 31, 2004 or any earlier date, as applicable, in accordance with then applicable IRS guidance.  All amounts earned or vested from January 1, 2005 through December 31, 2008 (including with respect to the Director Stock Plan Deferral Account) shall be governed by this amendment and restatement, as modified by the operations of the Plan during such period in accordance with Code Section 409A and then applicable IRS guidance (including transition relief).  No amendment to this Plan on and after January 1, 2005 is intended to, nor shall it be deemed to, apply to other than the terms and conditions of this Plan in effect prior to January 1, 2005 unless expressly provided by such amendment.

1.           DEFINITIONS

For purposes of this Plan the following words and phrases shall have the meanings indicated, unless a different meaning is clearly indicated by the context:

1.1.	Account Balance

"Account Balance" shall mean a credit on the records of the Company equal to the sum of the balances in a Participant's Deferral Account.  The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely for the determination of the amounts due to a Participant or Beneficiary under this Plan.

1.2.	Annual Deferral Amount

"Annual Deferral Amount" shall mean that portion of Directors Fees that the Participant elects to defer, in accordance with Article 3, for any Plan Year.  In the event a Participant dies, Retires, or suffers a Disability during a Plan Year, the Annual Deferral Amount for the year shall be the amount actually deferred prior to such event.

1.3.	Beneficiary

"Beneficiary" shall mean one or more individuals, trusts, estates or other entities designated in accordance with Article 9 to receive benefits under this Plan upon the death of a Participant.

1.4.	Board

"Board" shall mean the board of directors of the Company.

1.5.	Code

"Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.6.	Committee

"Committee" shall mean the committee described in Article 11, and if an Administrative Committee has been appointed pursuant to Article 11 shall include such Administrative Committee.

1.7.	Company

"Company" shall mean Puget Sound Energy, Inc., a Washington corporation, and any successor to all or substantially all of the Company’s assets or business.

1.8.                  Company Stock Fund

"Company Stock Fund" shall mean the Measurement Fund that corresponds to the fair market value of Stock.  Reallocation of a Participant's existing Account Balance and balance in the Director Stock Plan Deferral Account to, and investment of new contributions in, the Company Stock Fund shall cease as of such date preceding the Exchange as is designated by the Committee.  Immediately following the reallocation contemplated by Section 4.2(e), the Company Stock Fund shall cease to be offered as a Measurement Fund under the Plan.

1.9.	Deferral Account

"Deferral Account" shall mean an account on the books of the Company that reflects (i)  the sum of the Participant's Annual Deferral Amounts, plus (ii) amounts credited to the Participant’s Deferral Account in accordance with the applicable crediting provisions of this Plan, less (iii) all distributions made to the Participant or the Participant's Beneficiary from the Participant's Deferral Account.

1.10.	Director

"Director" shall mean any member of the Board who is not an employee of the Company.

1.11.	Directors Fees

"Directors Fees" shall mean cash amounts payable to a Director as compensation (but not as reimbursement of expenses) for serving on the Board, including retainer fees and meeting fees.

1.12.	Director Stock Plan Deferral Account

"Director Stock Plan Deferral Account" shall mean the amount that reflects (i) the value of a Participant's deferred stock accounts transferred to this Plan from the Puget Energy, Inc. Nonemployee Director Stock Plan immediately prior to the Exchange, plus (ii) amounts credited to the Participant's Director Stock Plan Deferral Account in accordance with the applicable crediting provisions of this Plan, less (iii) all distributions made to the Participant or the Participant's Beneficiary from the Participant's Director Stock Plan Deferral Account."

1.13.                Disabled or Disability

"Disabled" shall mean a Participant who is "disabled" within the meaning of Code Section 409A and meets one of the following requirements:

(a)
He or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b)	He or she has been determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.

1.14.	Disability Benefit

"Disability Benefit" shall mean the benefit set forth in Article 8.

1.15.	ERISA

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.16.	Exchange

"Exchange" means the exchange of shares of Puget Energy, Inc. for cash, as contemplated in that Agreement and Plan of Merger by and among Puget Energy, Inc., Padua Holdings LLC, Padua Intermediate Holdings Inc. and Padua Merger Sub Inc. dated as of October 25, 2007.

1.17.	Exchange Act

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.18.	First Plan Year

“First Plan Year” shall mean the period beginning June 16, 1997 and ending December 31, 1997.

1.19.	Interim Payment

"Interim Payment" shall mean the payment described in Section 5.1.

1.20.	Measurement Funds

"Measurement Funds" shall mean the funds described in Section 4.2.

1.21.	Monthly Installment Method

"Monthly Installment Method" shall mean a monthly installment payment over the number of months selected by the Participant in accordance with this Plan, calculated as provided in this Section.  The monthly installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of monthly payments due the Participant.  By way of example, if the Participant elects a 120-month Monthly Installment Method, the first payment shall be 1/120 of the Account Balance, calculated as described in this definition.  The following month, the payment shall be 1/119 of the Account Balance, calculated as described in this definition.

1.22.	Participant

"Participant" shall mean any Director who elects to participate in the Plan in accordance with Section 2.  Status as a Participant shall continue for as long as the individual has an Account Balance under the Plan, even if he or she is no longer a Director.  A spouse or former spouse of a Participant shall not be treated as a Participant even if such spouse has an interest in the Participant's benefits under the Plan.

1.23.	Plan

"Plan" shall mean this Deferred Compensation Plan for Non-Employee Directors, as it may be amended from time to time.

1.24.	Plan Year

"Plan Year" shall mean, except for the First Plan Year, a period beginning on January 1 of each year and continuing through December 31 of such year.

1.25.	Pre-Retirement Survivor Benefit

"Pre-Retirement Survivor Benefit" shall mean the benefit set forth in Article 7.

1.26.	Retirement or Retire

"Retirement", "Retire(s)" or "Retired" shall mean, with respect to a Director, "separation from service," within the meaning of Code Section 409A, as a Director for any reason other than death or Disability.

1.27.	Section 16 Insider

"Section 16 Insider" shall mean any participant who is, with respect to the Company, subject to Section 16 of the Exchange Act.

1.28.	Stock

"Stock" shall mean the common stock of Puget Energy, Inc., that is traded on the New York Stock Exchange or the common stock of any successor to Puget Energy, Inc., that is publicly traded.  All references in the Plan to "Puget Energy, Inc." shall be deemed to include its successor.  To the extent such successor's stock is traded on an exchange other than the New York Stock Exchange, all references in the Plan to the "New York Stock Exchange" shall be deemed to include such other exchange.

1.29.	Stock Fund

"Stock Fund" shall mean the Measurement Fund that corresponds to the fair market value of Stock.

1.30.	Trust

"Trust" shall mean one or more trusts established pursuant to that certain Master Trust Agreement, dated as of June 16, 1997 between the Company and the trustee named therein, as amended from time to time.

1.31.	Trustee

"Trustee" shall mean the financial institution acting at the time as trustee of the Trust.
1.32.	Unforeseeable Financial Emergency

"Unforeseeable Financial Emergency" shall mean, as defined by Code Section 409A, a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant's spouse or dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)); loss of the Participant's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  For example: (a) imminent foreclosure of or eviction from the Participant's primary residence may constitute an Unforeseeable Emergency; (b) the need to pay for medical expenses, including nonrefundable deductibles, as well as for the costs of prescription drug medication, may constitute an Unforeseeable Emergency; (c) the need to pay for the funeral expenses of a spouse, a Beneficiary, or a dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)) may also constitute an Unforeseeable Emergency; and (d) the purchase of a home and the payment of college tuition are not Unforeseeable Emergencies.

1.33.	WNG Plan

"WNG Plan" shall mean the Washington Natural Gas Company Deferred Compensation Plan, as amended and restated effective September 1, 1995, adopted by Washington Natural Gas Company, a Washington corporation, and as subsequently amended.

2.           ENROLLMENT, PARTICIPATION

2.1	Enrollment Requirements

A Director wishing to participate in the Plan shall complete and return to the Committee an election form and a beneficiary designation form, and such other materials as the Committee may request, within 30 days after election to the Board.

2.2	Participation

A Director shall commence participation in the Plan on the first day of the month following the month in which the Director properly completes all enrollment requirements.  A Director who does not meet the requirements within the time specified in Section 2.1 shall not be eligible to participate in the Plan until the first day of the Plan Year following delivery to and acceptance by the Committee of the required forms.

3.           DEFERRAL ELECTIONS; COMPANY CONTRIBUTIONS

3.1	Election to Defer

A Director may annually make an irrevocable election to defer all or a designated portion of the Directors Fees that may be payable for a Plan Year.  The Director shall deliver the Election Form to the Committee by December 31 of the Plan Year, or such earlier deadline set by the Committee, preceding the Plan Year for which the election is made.  If no election form is timely delivered, the Director's Annual Deferral Amount for that Plan Year shall be zero.

3.2	Withholding of Annual Deferral Amounts

Directors Fees deferred under this Plan shall be withheld at the time they otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

4.           VESTING; CREDITING; TAXES

4.1	Vesting

A Participant shall at all times be fully vested in his or her Account Balance.

4.2	Crediting or Debiting of Account Balances

Amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules and such other rules and procedures as the Committee may establish in its discretion:

(a)	Selection of Measurement Funds

In connection with an initial deferral election, a Participant shall select one or more Measurement Funds to be used to determine the amounts to be credited to the Account Balance.  A Participant may change a selection by submitting a new election to the Committee on a form approved by the Committee.  Any such selection shall take effect in the calendar quarter next succeeding the quarter in which the election form is received by the Committee, and shall continue in effect thereafter until changed in accordance with this subsection.  The Participant shall specify, in increments of ten percentage points (10%), the percentage of the Account Balance to be allocated to any Measurement Fund.  However, if a Participant is in payment status under the Monthly Installment Method or the Annual Installment Method, he or she shall only be allowed to reallocate funds to or from the Company Stock Fund account by December 31 of any Plan Year, to be effective the following January 1.  Participants who are Section 16 Insiders may reallocate funds to or from their Company Stock Fund account only in accordance with Company policies on insider trading and in compliance with the rules for "Discretionary Transactions" as defined in Rule 16b-3 (or any successor provision) under the Exchange Act.

Notwithstanding the foregoing to the contrary, a Participant's direction to credit future contributions in the Company Stock Fund shall become ineffective as of the date specified by the Committee in connection with the Exchange and the portion of future contributions to which such direction applies shall thereafter be credited in such Measurement Funds as the Committee shall specify until such time as the Participant changes such direction with respect to future contributions.

(b)	Measurement Funds

The Committee may, in its sole discretion, discontinue, substitute or add any Measurement Funds, but at least two Measurement Funds will always be available.  Any change in available Measurement Funds will take effect no later than the first day of the calendar quarter that follows by thirty (30) days the day on which the Committee gives Participants written notice of such action, unless the Committee in its sole discretion, designates an alternate change period.  With respect to Participants who are Section 16 Insiders, transfers to or from the Company Stock Fund will be allowed only pursuant to Company policies on insider trading and in compliance with the rules for Discretionary Transactions as defined in Rule 16b-3 (or any successor provisions) under the Exchange Act.

(c)	Crediting or Debiting Method; Form and Amount of Payment

A Participant's Account Balance, other than amounts allocated to the Company Stock Fund, shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant.  Performance shall be determined by the Committee in its sole discretion as if (i) the Participant's Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable during such calendar quarter, as of the close of business on the first business day of such calendar quarter, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred during any calendar quarter was invested in the Measurement Funds selected by the Participant, in the percentages applicable to such calendar quarter, no later than the close of business on the tenth business day after the day on which such amounts are actually deferred from the Participant's Directors Fees, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant's Account Balance was withdrawn from the Measurement Funds, in the percentages applicable to such calendar quarter, no earlier than the valuation date described in this Section 4.2(c), at the closing price on such date.  The Participant's Director Stock Plan Deferral Account shall be credited as of the date such Account is transferred to this Plan and allocated to the Company Stock Fund.

Prior to the Exchange, a Participant's Account Balance and balance in the Director Stock Plan Deferral Account that is allocated to the Company Stock Fund shall be credited with stock units at the time they would have been paid if the shares would have been held by the Participant, with additional stock units equal in number to the number of shares of Stock that could be purchased with the amount of any cash dividends or other distributions that would be payable on the number of shares of Stock that equals the number of stock units in such account.  The number of stock units credited to a Participant's Account Balance and balance in the Director Stock Plan Deferral Account shall be appropriately adjusted to reflect (i) Stock splits, Stock dividends and other like adjustments in such Account Balance and balance in the Director Stock Plan Deferral Account that were allocated to the Company Stock Fund, and (ii) any distributions made to a Participant that decrease the portion of such Account Balance or balance in the Director Stock Plan Deferral Account, as applicable, allocated to the Company Stock Fund.  Following the Exchange, the provisions of Section 4.2(e) shall apply.

Prior to the Exchange, a Participant's Account Balance and Director Stock Plan Deferral Account that is allocated to the Company Stock Fund shall be payable only in Stock, plus cash for any fractional shares.  After the Exchange, the Participant's Account Balance and balance in the Director Stock Plan Deferral Account shall be paid only in cash, including with respect to the future payment of any Retirement Benefits or other distributions that commenced prior to the Exchange.

Lump sum payments are valued as of the valuation date immediately preceding the following: (i) the Participant's date of Retirement, death or Disability, (ii) as of the first business day for the appropriate Plan Year for deferrals designated as Interim Payments, or (iii) when approved by the Committee for Payments due to Unforeseeable Financial Emergencies as defined in Section 5.3.  All other payments are valued as of the valuation date immediately preceding the date on which the payment is processed.

(d)	No Actual Investment

The Measurement Funds are to be used for measurement purposes only.  A Participant's selection of a Measurement Fund and the crediting or debiting of amounts to a Participant's Account Balance based on such selection shall not be considered or construed as an actual investment in any such Measurement Fund.  If the Company or the Trustee, in its discretion, invests assets in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments.  Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust.  With respect to Account Balances and other rights under this Plan, the Participant shall at all times be and remain an unsecured general creditor of the Company.

(e)        Crediting of Company Stock Fund After the Exchange

Notwithstanding Section 4.2(b) or any other provision herein to the contrary, reallocation of a Participant's Account Balance and balance in the Director Stock Plan Deferral Account to, and investment of new contributions in, the Company Stock Fund shall cease as of such date preceding the Exchange as is designated by the Committee.  Immediately following the reallocation contemplated by this Section 4.2(e), the Company Stock Fund shall cease to be offered as a Measurement Fund under the Plan.

As soon as administratively practicable after the Exchange, the portion of a Participant's Account Balance and balance in the Director Stock Plan Deferral Account that is invested in the Company Stock Fund (including any Stock dividends credited after the Exchange) shall be reallocated among the remaining Measurement Funds in accordance with investment directions provided by the Participant expressly for such purpose or, to the extent such investment directions are not received by the Committee (or its delegate) by the date specified by the Committee, to the fund or funds specified by the Committee.

4.3	Self-Employment and Other Taxes

The Company shall withhold from a Participant’s Directors Fees or Annual Deferral Amount, in a manner determined by the Company, the Participant’s share of self-employment and other taxes that may be required to be withheld.

4.4	Withholding

The Company or the Trustee shall withhold from any payments made to a Participant or Beneficiary all federal, state and local income, employment and other taxes required to be withheld from such payments, in amounts and in a manner determined in the discretion of the Company or the Trustee.

5.           INTERIM PAYMENTS; UNFORESEEABLE FINANCIAL EMERGENCIES

5.1	Interim Payments

A Participant may irrevocably elect, by December 31st of the year preceding the Plan Year covered by this election, to receive an Interim Payment from the Plan with respect to any Annual Deferral Amount for such Plan Year.  The Interim Payment shall be an amount that is equal to the Annual Deferral Amount plus amounts credited or debited to that amount in the manner provided in Section 4.2, determined at the time that the Interim Payment becomes payable.  Each such Interim Payment shall be paid in a lump sum within 60 days after the last day of any Plan Year designated by the Participant that is at least two Plan Years after the Plan Year in which the Annual Deferral Amount is deferred.  For example, if a two-year Interim Payment is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2009, the two-year Interim Payment would become payable during a 60-day period commencing January 1, 2012.

5.2	Other Benefits Take Precedence over Interim Payments

Payments for reason of Retirement, death, Disability or an Unforeseeable Financial Emergency take precedence over Interim Payments.  Payments under those circumstances may be made from Annual Deferral Amounts that otherwise would be payable as Interim Payments.

5.3	Payments and Cancellations for Unforeseeable Financial Emergencies

If a Participant experiences an Unforeseeable Financial Emergency, the Participant may request a partial or full payment from the Plan.  Such payment shall not exceed the lesser of the Participant's Account Balance or the amount reasonably necessary to satisfy the Unforeseeable Financial Emergency (which may include amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated from the distribution).  A payment on account of an Unforeseeable Financial Emergency will not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant's assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cancellation of deferrals under this Plan.  If the Committee approves such a request, the Participant's deferral election then in place shall be cancelled for the remainder of the Plan Year effective on the date of approval and any payment shall be made within 60 days of the date of approval.

6.           RETIREMENT BENEFIT

6.1	Retirement Benefit

A Participant who Retires shall receive his or her Account Balance as a Retirement Benefit.

6.2	Payment of Retirement Benefit

(a)	Timing and Form

A Participant may elect at the same time as his or her initial deferral election, in a manner determined by the Committee, to receive Retirement Benefits in a lump sum or under a Monthly Installment Method of not more than 20 years (240 months); provided, however, that to the extent a Participant receives Retirement Benefits in Stock from the Company Stock Fund, a Participant may elect to receive such Retirement Benefits only in a lump sum or under the Monthly Installment Method for the same period that benefits from the other Measurement Funds are elected and paid.  The election may be changed in accordance with subsection (b) below.  The election form most recently accepted by the Committee shall govern the payment of the Retirement Benefit.  If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum.  The lump sum payment shall be made no later than 60 days after the date the Participant Retires.  Monthly Installment Method payments shall commence no later than 60 days after the Participant Retires; however, any annual distributions from the Company Stock Fund shall be distributed in the subsequent year in January.  Notwithstanding the foregoing sentence or any other provision of the Plan to the contrary, to the extent the payment of Retirement Benefits or Director Stock Plan Deferral Account benefits commenced prior to the Exchange and remain outstanding at the time of the Exchange, future payments of the Participant's Account Balance and balance in the Director Stock Plan Deferral Account converted from the Company Stock Fund to another Measurement Fund in accordance with Section 4.2(a) shall thereafter be paid in cash on a monthly basis throughout the year in which payment would otherwise have been made in Company Stock in January of such year.

(b)	Subsequent Payment Elections

A Participant may elect to delay a payment or to change the form of payment of his or her vested Account Balance only under the following conditions:

(1)	The election does not take effect until as least 12 months after the date on which the election is made; and

(2)
With respect to elections related to payments made for reasons other than on account of death, Disability or an Unforeseeable Financial Emergency, the payment with respect to which such election is made shall be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or in the case of installment payments, five years from the date the first amount was scheduled to be paid).  Any such election may be made only two times by the Participant covering each specific class year of deferrals.

6.3	Death Prior to Completion of Retirement Benefit

If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the unpaid Retirement Benefit payments shall be paid to the Participant's Beneficiary within 60 days after the date of the Participant's death.  Payment shall be made in the same manner, at the same time, and in the same amounts as the benefit that would have been paid to the Participant had the Participant survived.

7.           DEATH PRIOR TO RETIREMENT

7.1	Pre-Retirement Survivor Benefit

The Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance, if the Participant dies before Retirement.

7.2	Payment of Pre-Retirement Survivor Benefit

A Participant may elect at the same time as his or her initial election, in a manner determined by the Committee, whether the Pre-Retirement Survivor Benefit shall be paid to his or her Beneficiary in a lump sum or pursuant to a Monthly Installment Method of no more than 20 years (240 months).  The Participant may change this election to any allowable alternative payment period by submitting a new election to the Committee, in a form approved by the Committee; provided that the election complies with Section 6.2(b).  The election most recently accepted by the Committee prior to the Participant's death shall govern the payment of the Participant's Pre-Retirement Survivor Benefit.  If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum.  Payment of a Participant's Pre-Retirement Survivor Benefit shall be made or commence no later than 60 days after the date of the Participant's death.

8.           DISABILITY

The Participant may submit a request for the Committee to determine, in its discretion, that such Participant is Disabled.  If the Committee determines that a Participant is Disabled, he or she shall receive a Disability Benefit equal to his or her Account Balance at the time of the Committee's determination.  The Disability Benefit shall be paid in a lump sum within 60 days of the Committee's determination.

9.           DIRECTOR STOCK PLAN DEFERRAL ACCOUNT BENEFIT

9.1	Director Stock Plan Deferral Account Benefit

A Participant who Retires shall receive his or her balance in the Director Stock Plan Deferral Account as a benefit.

9.2	Payment of Director Stock Plan Deferral Account Benefit

To the extent a Participant properly elected to receive the shares of Stock issuable to him or her from the deferred stock account under the Puget Energy, Inc. Nonemployee Director Stock Plan in a lump sum payment or in substantially equal annual installments of not more than 20 years (five years for stock payments deferred before January 1, 2005), such election shall be recognized for purposes of this Plan.  Any changes to such election shall be allowed only in accordance with the conditions set forth in Section 6.2 for similar election changes with respect to the Retirement Benefit.  If a Participant has not made a proper payment election, then payment shall be made in a single lump sum.  The lump sum payment shall be made, or installment payments shall commence, in January of the calendar year following the calendar year in which the Participant Retires.  Subsequent installments shall be paid each year in January.

9.3	Death Prior to Completion of Director Stock Plan Deferral Account Benefit

If a Participant dies after Retirement but before the Director Stock Plan Deferral Account is paid in full, the unpaid benefits shall be paid to the Participant's estate within 60 days after the date of the Participant's death.

10.           BENEFICIARY DESIGNATION

10.1	Beneficiary

Each Participant shall have the right to designate one or more Beneficiaries (including primary and contingent Beneficiaries) to receive any benefits payable under the Plan.  The Beneficiary may be the same as or different from the Beneficiary designated under any other plan in which the Participant participates.

10.2	Change; Spousal Consent

A Participant shall have the right to change a Beneficiary by completing a new beneficiary designation on a form approved by the Committee.  If the Participant designates someone other than his or her spouse as a Beneficiary, the spouse must consent to the designation in writing on a form approved by the Committee, and the signed consent form must be returned to the Committee.  The Committee shall be entitled to rely on the last Beneficiary designation filed by the Participant and accepted by the Committee prior to the Participant's death.

10.3	No Beneficiary Designation

If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse.  If the Participant has no surviving spouse, the Participant's benefits remaining under the Plan shall be payable to the executor or personal representative of the Participant's estate.

10.4	Doubt as to Beneficiary

If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to the Plan, it shall have the right to withhold payments until the matter is resolved to its satisfaction.

10.5	Discharge of Obligations

The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under the Plan with respect to the Participant and any other Beneficiary.

11.           TERMINATION, AMENDMENT OR MODIFICATION

11.1	Termination

Although the Company anticipates that it will continue the Plan for an indefinite period of time, it reserves the right to terminate the Plan at any time.  Upon termination, the Account Balances of the Participants shall be paid to the extent permissible under Code Section 409A.

11.2	Amendment

The Company may, at any time, amend or modify the Plan in whole or in part; provided, that no amendment or modification shall decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had Retired on the effective date of the amendment or modification or, if (i) the amendment or modification occurs after the date upon which the Participant was eligible to Retire, or (ii) the Participant is a Consultant, as if the Participant had Retired as of the date of the amendment or modification.  The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under this Plan as of the date of the amendment or modification.

11.3	Effect of Payment

The full payment of the applicable benefit under Articles 5, 6, 7 or 8 of the Plan shall completely discharge all obligations of the Company and the Committee to a Participant and his or her designated Beneficiaries under this Plan.

12.           ADMINISTRATION

12.1	Committee Duties

This Plan shall be administered by a Committee, which shall consist of the Board or such committee as the Board may appoint.  Members of the Committee may be Participants.  The Committee shall have the discretion and authority, subject to Section 11.2, to make amendments to the Plan or in its discretion it may recommend amendments to the Board for its action.  The Committee shall have the discretion and authority to make, amend, interpret, and enforce appropriate rules and regulations for the administration of this Plan and to decide or resolve, in its discretion, any and all questions involving interpretation of this Plan.  Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2	Administrative Committee; Agents

The Committee may, from time to time, appoint an administrative Committee and delegate to the administrative Committee such duties and responsibilities (but not the authority to amend the Plan) with respect to the Plan as the Committee may determine.  The Committee and the administrative Committee may employ agents and delegate to them such duties as either Committee sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

12.3	Binding Effect of Decisions

The decisions or actions of the Committee, and of the Administrative Committee, with respect to the administration, interpretation and application of the Plan and the rules and regulations hereunder shall be final and conclusive and shall be binding upon all persons having any interest in the Plan.

12.4	Indemnity of Committee and Administrative Committee

The Company shall indemnify and hold harmless the members of the Committee, the Administrative Committee, and any agent or employee to whom the duties of the Committee or the Administrative Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, the Administrative Committee or any of their members or any such agent or employee.

13.           CLAIMS PROCEDURES

13.1	Presentation of Claim

Any Participant or Beneficiary (such Participant or Beneficiary being referred to in this Article as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after the Claimant received such notice.  All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

13.2	Notification of Decision

The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

(a)	That the Claimant's requested determination has been made, and that the claim has been allowed in full; or

(b)	That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, in which case such notice shall state:

(i)	The specific reason(s) for the denial of the claim, or any part of it;

(ii)	Specific reference(s) to pertinent provisions of the Plan upon which such denial was based.

13.3	Legal Action

Compliance with the foregoing provisions of this Article 13 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under the Plan.

14.           TRUST

14.1	Establishment of the Trust

The Company shall at least annually transfer to the Trust such assets as it determines, in its sole discretion, are necessary to provide, on a present value basis, for its liabilities under this Plan.

14.2	Relationship of the Plan and the Trust

The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust shall govern the rights of the Company, the Participants and the creditors of the Company to the assets transferred to the Trust.  The Company shall remain liable to carry out its obligations under the Plan.

14.3	Distributions from the Trust

The Company's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce pro tanto the Company's obligations under the Plan.

15.           MISCELLANEOUS

15.1	Status of Plan

The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a).  The Plan shall be administered and interpreted in a manner consistent with that intent.

15.2	Unsecured General Creditor

Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company or of the Trust.  For purposes of the payment of benefits under this Plan, any and all of the Company's assets including assets of the Trust shall be, and remain, the general, unpledged unrestricted assets of the Company.  The Company's obligation under the Plan shall consist solely of an unfunded and unsecured promise to pay money in the future.

15.3	Company's Liability

The Company's liability for the payment of benefits shall be defined only by the Plan.  The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

15.4	Nonassignability

Neither a Participant nor a Beneficiary nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof.  All of such rights are expressly declared to be, unassignable and non-transferable.  None of the amounts payable under the Plan shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, or be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency, or be transferable to a spouse as a result of a property settlement or otherwise, except to the extent required by a court order as described in Section 15.12 of this Plan.

15.5	Furnishing Information

A Participant or Beneficiary shall cooperate with the Committee by furnishing any and all information requested by the Committee and shall take such other actions as may be requested in order to facilitate the administration of the Plan and the payment of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

15.6	Captions

The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

15.7	Governing Law

The provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Washington without regard to its conflicts of laws principles.

15.8	Notice

Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Director of Human Resources

Puget Sound Energy, Inc.

Post Office Box 90868

Bellevue, WA  98009-0868

Any such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.  Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant or Beneficiary.

15.9	Successors

The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

15.10	Validity

If any provision of this Plan shall be found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

15.11	Incompetence

If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.12	Court Order

The Committee is authorized to make any payments directed by court order.  If a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant’s benefits under the Plan to that spouse or former spouse.

15.13	Insurance

The Company, on its own behalf or on behalf of the trustee of the Trust, and in its sole discretion may apply for and procure insurance on the life of any Participant, in such amounts and in such forms as the Company may choose.  The Company or the trustee of the Trust and, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to which the Company has applied for insurance.

15.14	Compliance with Code Section 409A

This Plan is intended to comply with the requirements of Code Section 409A (including current IRS guidance) and to conform to the current operation of the Plan.  Notwithstanding any provision to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with this intention, so as to avoid the predistribution inclusion in income of amounts deferred under the Plan and the imposition of any additional tax or interest thereon.  In addition, the Plan shall be deemed to be amended, and any deferrals and distributions hereunder shall be deemed to be modified, to the extent permitted by and necessary to comply with Code Section 409A and to avoid or mitigate the imposition of additional taxes under Code Section 409A.  Notwithstanding the foregoing, no provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Code Section 409A from a Participant or any other individual to the Company or any of its affiliates, employees or agents.

[Signature appears on following page.]

IN WITNESS WHEREOF, the Company has signed this Plan document as of the date indicated below.

PUGET SOUND ENERGY, INC.

By: /s/Jennifer L. O’Connor

Title:  Senior Vice President, General Counsel, Corporate Secretary, and Chief Ethics & Compliance Officer

Dated:  December 19, 2008